Exhibit 99.1

Radiant Systems, Inc. Reports First Quarter Results

Continued Growth Leads to Adjusted Earnings of $0.17 Per Diluted Share and GAAP Earnings of $0.10 Per Diluted Share

ATLANTA--(BUSINESS WIRE)--Radiant Systems, Inc. (NASDAQ: RADS), a leading provider of innovative technology for the hospitality and retail industries, today announced financial results for the first quarter ended March 31, 2008.

Summary financial results for the first quarter of 2008 are as follows:

  Total revenues for the period were $70.2 million, an increase of 22 percent over revenues of $57.4 million for the same period in 2007.
  Net income for the period, which includes $0.1 million of non-recurring charges, was $3.4 million or $0.10 per diluted share, an increase of $1.4 million, or $0.04 per diluted share, compared to the same period in 2007.
  Adjusted net income (non-GAAP) for the period, which excludes amortization of acquisition-related intangible assets, non-recurring items and employee stock compensation expense, was $5.8 million, or $0.17 per diluted share, an increase of $1.5 million, or $0.04 per diluted share, compared to the same period in 2007.
  During the period, the Company recorded a gain of $0.3 million as a result of entering into a forward exchange contract in preparation for the acquisition of Quest Retail Technology. This gain was offset by a $0.4 million charge relating to early termination penalties and write-off of debt costs resulting from the refinancing of a credit agreement.

John Heyman, the Company's chief executive officer said, “We are very pleased with a strong start to the year. Our business model is founded upon creating more value for our customers and expanding the markets for our products. We believe this foundation will continue to drive growth and margin expansion throughout the year.”

Heyman added, “The demand for our solutions continues to grow in response to the outstanding efforts of our people and channel partners. Our pipeline is growing, our customer base is diverse and our products are delivering high returns for our customers. Our products have demonstrated their ability to help operators better manage their costs and react to changing consumer demands. This value has provided strong demand for our solutions, even in a less robust economic environment. We are optimistic about the year ahead, and believe the acquisitions of Quest Retail Technology and Hospitality EPoS further strengthen our business and expand our growth opportunities.”

“We have been able to deliver results in line with our plans for the year and continue to build momentum in our business development activities,” said Mark Haidet, the Company's chief financial officer. “Our balance sheet metrics remain strong and position us well to take advantage of an improving acquisition market. We continue to see margin expansion in our business with our adjusted operating margin improving 260 basis points from the prior year first quarter to 12.9% and our adjusted operating income growing 53%.”

Haidet continued, “We are re-affirming our annual guidance for 2008 and providing an estimated range for the second quarter. Our guidance is based on our current visibility and assumes a similar economic and purchasing climate to what we have seen so far this year.”

The Company’s guidance is as follows:

	Revenue Range (millions)	Adjusted Earnings (non-GAAP) / Share Range
Quarter ending June 30, 2008	$73 to $75	$.20 to $.21
Year ending Dec. 31, 2008	$305 to $308	$.84 to $.88

The Company provides adjusted operating margin, adjusted net income and adjusted net income per share in this press release as additional information relating to the Company's operating results. These measures are not in accordance with, or an alternative for, GAAP and may be different from adjusted net income and adjusted net income per share measures used by other companies. Adjusted net income and adjusted operating margin exclude amortization of acquisition-related intangible assets, non-recurring items and compensation expense related to the issuance of employee stock options. The income tax provision is calculated on the Company’s cash tax rate for the year (based on actual cash expected to be paid to domestic and foreign governments). The Company believes that this non-GAAP presentation provides useful information to investors regarding certain additional financial and business trends relating to the Company's financial condition and results of operations, and valuable insight into the Company’s ongoing operations and earnings power.

Radiant will hold its first quarter 2008 conference call today at approximately 4:30 p.m. Eastern Time. This call is being webcast by CCBN and can be accessed at Radiant's web site at http://phx.corporate-ir.net/phoenix.zhtml?c=115271&p=irol-irhome. The call will also be available via telephone at 1-800-857-5485 – reference ID# 5766832.

Headquartered in Atlanta, Radiant Systems, Inc. (Nasdaq: RADS) is a global provider of innovative technology to the hospitality, retail and entertainment industries. For more than two decades, Radiant’s point of sale hardware and software solutions have redefined the consumer experience in more than 100,000 restaurants, retail stores, stadiums, parks, arenas, cinemas, convenience stores, fuel centers and other customer-service venues. Radiant has offices in North America, Europe, Asia and Australia. For more information, visit www.radiantsystems.com.

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Forward-looking statements include all statements that are not statements of historical fact regarding intent, belief or current expectations of the Company, its directors or its officers. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company’s ability to control. Actual results may differ materially from those projected in the forward-looking statements. Among the key risks, assumptions and factors that may affect operating results, performance and financial condition are its ability to continue and manage its growth, liquidity and other capital resources issues, competition and the other factors discussed in detail in the Company’s periodic filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the three months ended
	March 31, 2008	March 31, 2007

Revenues:
System sales	$39,087	$32,015
Client support, maintenance and other services	31,072	25,424
Total revenues	70,159	57,439

Cost of revenues:
System sales	20,085	16,881
Client support, maintenance and other services	19,466	15,605
Total cost of revenues	39,551	32,486

Gross profit	30,608	24,953

Operating Expenses:
Product development	5,615	5,578
Sales and marketing	8,138	6,796
Depreciation of fixed assets	1,046	1,021
Amortization of intangible assets	1,594	1,210
Non-recurring charges	72	(300)
General and administrative	7,621	6,465
Total operating expenses	24,086	20,770

Income from operations	6,522	4,183

Interest and other expense, net	1,493	775

Income from operations before income taxes	5,029	3,408

Income tax provision	1,609	1,371

Net income	$3,420	$2,037

Net income per share
Basic	$0.11	$0.07
Diluted	$0.10	$0.06

Weighted average shares outstanding:
Basic	31,994	30,980
Diluted	33,620	32,612

Reconciliation of GAAP Net Income to Adjusted Non-GAAP Net Income:

GAAP Net income	$3,420	$2,037
Equity-based compensation expense (a)
Cost of revenues	75	114
Operating expenses	798	716
Total equity-based compensation expense	873	830
Amortization of purchased intangibles (b)	1,594	1,210
Non-recurring charges/gains (c)	72	(300)
Tax effect of adjustment items, difference between the Company's effective tax rate and cash tax rate (d)	(132)	599

Adjusted non-GAAP net income	$5,827	$4,376

Adjusted non-GAAP net income per diluted share	$0.17	$0.13

In addition to our GAAP results, Radiant Systems discloses adjusted net income and net income per diluted share, referred to respectively as "adjusted non-GAAP net income" and "adjusted non-GAAP net income per diluted share."  These items, which are collectively referred to as "non-GAAP measures," exclude the impact of stock-based compensation, the amortization of acquisition-related intangible assets, restructuring costs and pre-acquisition charges of potential transactions that will not take place.  Our non-GAAP measures take into account the effect of our net operating losses and other tax credits which reduces our GAAP effective tax rate to the Company's cash outflow tax rate.  From time to time, subject to the review and approval of the audit committee of the Board of Directors, we may make other adjustments for expenses and gains that we do not consider reflective of core operating performance in a particular period and may modify the non-GAAP measures by excluding these expenses and gains.

We define our core operating performance to be the revenues recorded in a particular period and the expenses incurred within that period which management has the capability of directly affecting in order to drive operating income.  Non-cash stock-based compensation, amortization of acquisition-related intangible assets, restructuring charges and the write-off of pre-acquisition charges of potential transactions are excluded from our core operating performance because the decisions which gave rise to these expenses were not made to drive revenue in a particular period, but rather were made for our long-term benefit over multiple periods.  While strategic decisions, such as the decisions to issue stock-based compensation, to acquire a company or to restructure leases, are made to further our long-term strategic objectives and do impact our income statement under GAAP, these items affect multiple periods and management is not able to change or affect these items within any particular period.  As such, supplementing GAAP disclosure with non-GAAP disclosure using the non-GAAP measures provides management with an additional view of operational performance by excluding expenses that are not directly related to performance in a particular period.

Prior to the adoption of Financial Accounting Standards Board Statement 123 Revised "Share-based Payment" ("FAS 123R") on January 1, 2006, our practice was to exclude stock-based compensation internally to evaluate performance and we presented investors our financial information in this manner while disclosing the effects of stock-based compensation.  With the adoption of FAS 123R, we continue to believe that non-GAAP measures can provide relevant disclosure to investors as contemplated by Staff Accounting Bulletin 107 ("SAB 107") and we have presented non-GAAP measures that exclude and include those items noted above.  While these items (other than restructuring, the gain realized on our forward exchange contract and the pre-acquisition charges of potential transactions that will not take place) are recurring and affect GAAP net income, we do not use them to assess our operational performance for any particular period because (a) these items affect multiple periods and are unrelated to business performance in a particular period; (b) we are not able to change these items in any particular period; and (c) these items do not contribute to the operational performance of our business for any particular period.

We also use non-GAAP measures to operate the business because the excluded expenses are not under the control of, and accordingly are not used in evaluating the performance of, operations personnel within their respective areas of responsibility.  In the case of stock-based compensation expense, the award of stock options is governed by the compensation committee of the Board of Directors and, in the case of acquisition-related intangible assets and pre-acquisition charges; acquisitions arise from strategic decisions which are not the responsibility of most levels of operational management.  The restructuring charges and the non-cash portion of our effective tax rate, like our stock-based compensation charges and amortization of acquisition-related intangible assets and pre-acquisition charges, are excluded in management's internal evaluations of our operating results and are not considered for management compensation purposes.

In the case of stock-based compensation, our compensation strategy is to use stock-based compensation to attract and retain key employees and executives.  It is principally aimed at long term employee retention, rather than to motivate or reward operational performance for any particular period.  Thus, stock-based compensation varies for reasons that are generally unrelated to operational performance in any particular period.  We use quarterly and annual cash incentive payouts for executives and other employees to motivate and reward the achievement of short-term operational objectives.

We view amortization of acquisition-related intangible assets as items arising from pre-acquisition activities.  These are costs that are determined at the time of an acquisition.  While they are continually viewed for impairment, amortization of the costs is a static expense, one that is typically not affected by operations during any particular period and does not contribute to operational performance for any particular period.

Pre-acquisition charges of potential acquisitions that will not take place are excluded in our non-GAAP measures because such charges are not considered normal operating expenses of the Company and would have been capitalized as an asset if such transactions would have been completed.

The restructuring charges are excluded in our non-GAAP measures because they are significantly different in magnitude and character from routine personnel and facility adjustments that management makes when monitoring and conducting the Company's core operation during any particular period.

The gain recognized on our forward exchange contract is excluded in our non-GAAP measures because such gains are not considered to be a normal operating event of the Company and was entered into specifically for the purpose of locking in the US/Australian exchange rate in regards to the acquisition of Quest.

Our historical non-GAAP effective tax rate differs from our GAAP effective tax rates because of the exclusion of the non-GAAP adjustments previously mentioned and the resulting impact on the realization of the Company's other tax assets.  We exclude the impact of these discrete tax items from our non-GAAP income tax provision because management believes that they are not indicative of the Company's tax obligations that will be paid in cash.

Because the non-GAAP measures are not calculated in accordance with GAAP, they are used by our management as a supplement to, and not an alternative to, or superior to, financial measures calculated in accordance with GAAP.  There are a number of limitations on the non-GAAP measures, including the following:

a.  These non-GAAP measures do not have standardized meanings and may not be comparable to similar non-GAAP measures used or reported by other software or technology companies.

b.  The non-GAAP measures do not reflect all costs associated with our operations determined in accordance with GAAP.

c.  Excluded expenses for stock-based compensation and amortization of acquisition-related intangible assets will continue to recur and impact the Company's GAAP results.  While restructuring costs and other one-time costs are non-recurring activities, their occasional occurrence will impact GAAP results.  As such, the non-GAAP measures should not be construed as an inference that the excluded items are unusual, infrequent or non-recurring.

Management compensates for these limitations by relying on these non-GAAP measures only as a supplement to the Company's GAAP results.

(a) The Company adopted SFAS 123(R) on January 1, 2006 using the Modified Prospective Method, which requires us to expense the fair value of grants made under stock option programs over the vesting period of the options. The adjustments to costs of sales and operating expenses represent stock-based compensation expense recorded during the period. Total stock-based compensation expense for the three months ended March 31, 2008 and 2007 was $0.9 million and $0.8 million, respectively, on a pre-tax basis.

(b) Adjustments represent purchase amortization from prior acquisitions.

(c) Adjustments represent the elimination of non-recurring charges and/or gains.  For the three months ended March 31, 2008, these charges represent approximately $0.4 million for early termination penalties and write-offs of debt issuance costs related to the refinancing of a credit agreement.  These charges were partially offset by a $0.3 million gain on a forward exchange contract entered into as a result of the Quest Retail Technology acquisition.  For the three months ended March 31, 2007, the Company recorded a lease restructuring credit of $0.3 million as a result of adjusting our estimate related to a lease restructuring charge that was taken during 2006.

(d) The Company reports its non-GAAP income tax provision on its estimated cash tax rate which is approximately 23% for 2008.  The estimated cash tax rate for 2007 was 15%.  This 15% rate was used during the first three quarters of 2007, but adjusted to 10% during the fourth quarter of 2007 based on our actual cash tax rate.

RADIANT SYSTEMS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

ASSETS

	March 31,	December 31,
	2008	2007

Current assets
Cash and cash equivalents	$23,516	$29,940
Accounts receivable, net	43,403	43,057
Inventories, net	32,034	30,494
Deferred tax assets	7,731	7,730
Other current assets	2,505	2,408
Total current assets	109,189	113,629

Property and equipment, net	14,861	14,184
Software development costs, net	7,895	7,231
Deferred tax assets, non-current	-	2,905
Goodwill	104,399	62,386
Intangibles, net	40,533	20,650
Other long-term assets	1,090	974

	$277,967	$221,959

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
Current portion of long-term debt and capital lease payments	$6,045	$8,420
Accounts payable and accrued liabilities	31,943	39,744
Client deposits and unearned revenues	20,667	13,745
Total current liabilities	58,655	61,909

Long-term debt and capital lease payments, net of current portion	61,749	13,518
Deferred tax liabilities, non-current	2,616	-
Other long-term liabilities	4,689	4,576
Total liabilities	127,709	80,003

Shareholders' equity
Common stock, no par value; 100,000,000 shares authorized; 32,058,353 and 31,935,105 shares issued and outstanding, respectively
	-	-
Additional paid-in capital	153,085	150,924
Accumulated other comprehensive income	4,464	1,743
Accumulated deficit	(7,291)	(10,711)
Total shareholders' equity	150,258	141,956

	$277,967	$221,959

CONTACT:
Radiant Systems, Inc.
Sara Ford, 770-576-6832